UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
 Securities Exchange Act of 1934
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Dear Stockholder:

YOUR VOTE IS VERY IMPORTANT.  THE MVP REIT II, INC. ANNUAL STOCKHOLDER MEETING DATE IS SEPTEMBER 27, 2017 AND TO DATE OUR RECORDS SHOW YOU HAVEN'T VOTED.  WE WANT ALL STOCKHOLDERS TO HAVE INPUT ON THE VOTE. PLEASE VOTE TODAY.

Among the proposals to be voted on are proposed amendments to our charter that are primarily intended to facilitate listing our shares on a national securities exchange.

These changes would remove or revise provisions and restrictions that were required by state securities administrators in order for us to publicly offer shares of our stock without having the shares listed on a national securities exchange. If our common stock is listed on a national securities exchange, these provisions and restrictions will no longer be required and, in some cases, if retained, could impair our ability to successfully complete a listing that should provide liquidity for our shareholders. Therefore, in order to facilitate listing our shares, it is vital that these amendments be approved.

While we expect that stockholder approval of the proposed amendments will facilitate a potential listing of our common stock, there can be no assurance that we will successfully list our common stock on a national securities exchange or that, if we are successful in listing, an active trading market for shares of our common stock will develop and be sustained or that the price at which our common stock may trade following the listing will increase.

If the proposed amendments are not approved by our stockholders, the Board will consider all of its options in connection with the currently contemplated exchange listing, including a possible delay or abandonment of the contemplated exchange listing.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ALL THE PROPOSALS

Voting takes only a few moments.  Please vote using one of the following options:

1. VOTE ONLINE

Log on to www.proxy-direct.com.  Please have your proxy card in hand to access your control number (located in the box) and follow the on screen instructions.

2. VOTE BY TOUCH-TONE TELEPHONE

Call the toll free number 1-800-337-3503. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3. VOTE BY MAIL

Complete, sign and date the enclosed proxy card(s), then return them in the postage paid envelope.

The proxy materials we sent you contain important information regarding the proposals that you and other stockholders are being asked to consider. Please read the materials carefully. Your vote is important regardless of the number of shares you own.

If you have any questions or require any assistance with respect to vote your shares, or if you did not receive proxy materials, please contact Georgeson LLC at 888-666-2580 or MVP REIT II, Inc. directly at 877-684-6871.

Thank you for your prompt attention to this matter.

Very truly yours,

Michael V. Shustek
Chief Executive Officer

This letter should be read in conjunction with MVP REIT II proxy statement, dated August 15, 2017. This letter may not contain all the information that is important to you in deciding how to vote your shares. The proxy statement contains more detailed descriptions of the proposals requiring stockholder approval. As such, you should read carefully the proxy statement in its entirety before voting on the proposals included therein.  A copy of our proxy statement is available on the Securities and Exchange Commission's Internet site at http://www.sec.gov and on our website at https://www.proxy-direct.com/mvp-29157.